Exhibit 99.1

Mack-Cali Strengthens Executive Management Team

- Appoints REIT Industry Veteran David J. Smetana as Chief Financial Officer -

- Nicholas Hilton Joins as EVP of Leasing -

Jersey City, New Jersey— January 29, 2018 — Mack-Cali Realty Corporation (NYSE: CLI) today announced changes to its executive management team with the appointments of Mr. David J. Smetana as chief financial officer and Mr. Nicholas Hilton as executive vice president of leasing.  Mr. Smetana will begin to perform his duties as chief financial officer upon the departure of Mr. Anthony Krug, who will be leaving Mack-Cali to pursue other opportunities.  Mr. Krug will continue to serve as chief financial officer during the transition period in the first quarter of 2018. Mr. Hilton will start in February 2018 and Mr. DeLorenzo will also depart after a transition period.

Mr. Smetana has over 20 years of real estate experience across a variety of roles.  Most recently, he was a managing director and REIT securities analyst on Morgan Stanley Investment Management’s Global REIT Securities Team from 2001 to 2017.  Previously, Mr. Smetana was a REIT investment banker at Morgan Stanley and was part of Morgan Stanley’s Real Estate Special Situations Fund from 1997 to 2001.  Mr. Smetana received his Bachelor of Business Administration in Accounting from the University of Wisconsin-Madison and holds a CPA certificate in Virginia.

Mr. Hilton was most recently a senior vice president at CBRE, where he had been for over 13 years and worked with firms like Mack-Cali, Bentall Kennedy, Royal Bank of Canada, Ernst & Young and The Boston Consulting Group.  Mr. Hilton received his Bachelor of Arts in English from Rutgers University.

Michael J. DeMarco, Mack-Cali’s chief executive officer, stated, “We are excited to add further depth to our executive management team.  David’s extensive knowledge of the real estate industry includes over twenty years of REIT experience, and we believe that he will bring significant experience and leadership in his new role as chief financial officer.  Nicholas, who we’ve had the opportunity to work with while he was at CBRE, is one of the most talented brokers I’ve had the pleasure of working with.  He is extremely knowledgeable about the waterfront and the New Jersey office markets and will help lead and enhance our leasing efforts across all of our office markets as we work to increase occupancy.”

Mr. DeMarco continued, “I would like to thank Tony and Chris for their tremendous hard work and contributions to the strategic repositioning of Mack-Cali. Our success to date has been a team effort in which they played an integral part. They will both remain not only colleagues but close friends, and I wish them all the best in their future endeavors.”

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:	Michael J. DeMarco	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Senior Vice President, Corporate
Communications
	(732) 590-1589	and Investor Relations
	mdemarco@mack-cali.com	(732) 590-1025
dcrockett@mack-cali.com